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                                                                Exhibit 10.10

                                  LICENSE AGREEMENT


    THIS AGREEMENT made as of the 26th day of December, 1997 by and between Nathan A. Chapman, Jr., an individual and citizen of the United States, and The Chapman Co., a Maryland Corporation.

                                      RECITALS:

    A. Nathan A. Chapman, Jr. is the owner of the service marks, DOMESTIC EMERGING MARKETS and DEM (collectively, the "Marks").

    B. Nathan A. Chapman, Jr. was assigned the entire interest and good will of the Marks by agreements with The Chapman Co. dated December 24, 1997.

    C.   The Chapman Co. desires to use the Marks in its business operations.

    D. On the terms set forth herein, Nathan A. Chapman, Jr. is willing to grant the Chapman Co. license to use the Marks in its operations as an investment banking firm and brokerage.

    NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, Nathan A. Chapman, Jr. and The Chapman Co., do hereby agree as follows:

                                      AGREEMENT:

    1. Nathan A. Chapman, Jr. hereby grants The Chapman Co. a revocable, nonexclusive license to use the Marks in its operations as an investment banking firm and brokerage, subject to the terms and conditions set forth herein (the "License").

    2. The Chapman Co. acknowledges that the Marks have incalculable value to Nathan A. Chapman, Jr. and that Nathan A. Chapman, Jr. may, therefore, revoke the License at any time upon 60 days' notice to The Chapman Co. As soon as practicable after any revocation, The Chapman Co. shall (i) discontinue all use by its agents to cease using, all letterhead advertising materials and other materials (printed or otherwise) that include the Marks. Without limiting the foregoing, if the employment of Nathan A. Chapman, Jr. by The Chapman Co. should be terminated for any reason, Nathan A. Chapman, Jr. may, without notice, revoke the License.

    3. Nathan A. Chapman, Jr. reserves and shall have the right to grant to any other company, including without limitation, any investment company, the right to use the Marks or any variations of such Marks in its name and no consent or permission of The Chapman Co. shall be necessary in connection with such grant; but, if required by



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any applicable laws of any state or other jurisdiction, The Chapman Co. will forthwith grant any consent, give any permission and execute any certificate or instrument as may be requested by Nathan A. Chapman, Jr.

    4. The Chapman Co. agrees that its use of the Marks pursuant to this license is subject to the approval of and supervision by Nathan A. Chapman, Jr. and that it will fully cooperate with an and assist Nathan A. Chapman, Jr. in his exercise of these rights.

    5. The Chapman Co. shall not, without the express written permission of Nathan A. Chapman, Jr., grant, consent or give permission to any other company or entity the right, to use the Marks or any similar marks.

    6. This Agreement may be amended at any time by written agreement executed by each of the parties.

    7. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Maryland.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                             By:  ______________________________
                                  Nathan A. Chapman, Jr.



                             THE CHAPMAN CO.


                             By:  ______________________________
                             Name:     Nathan A. Chapman, Jr.
                             Title:    President

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